Exhibit 3.173

FIRST AMENDMENT TO THE

CODE OF REGULATIONS

OF

CITY WIDE AMBULANCE SERVICE, INC.

The following amendment to the Code of Regulations was duly adopted by the Board of Directors of the Corporation as of May 18, 1996:

RESOLVED, that the Code of Regulations of the Corporation be, and they hereby are, amended as set forth in Exhibit A attached hereto.

EXHIBIT A

1.	Article One, Section 1.01 of the Code of Regulations of the Corporation is amended in its entirety to read as follows:

“Section 1.01. Annual Meetings.

The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall, unless otherwise provided by the board of directors, be held on the first day of April of each calendar year, if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 a.m.”

2.	A new Article One, Section 1.14 is added to the Code of Regulations of the Corporation to read as follows:

“Section 1.14. Consent of Shareholders in Lieu of Meeting.

Action required or permitted by law to be taken at shareholder’s meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all of the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A consent signed under this section has the effect of a meeting vote.”

3.	Article Two, Section 2.02 of the Code of Regulations of the Corporation is amended in its entirety to read as follows:

“Section 2.02. Number of Directors.

The board of directors shall consist of not less than one (1) nor more than fifteen (15) members. The number of directors may be increased or decreased from time to time by resolution of the board of directors, but no decrease in the number of directors shall change the term of any director in office at the time thereof. The directors shall be elected at the annual meeting of shareholders, and each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be shareholders.”

4.	A new Article Two, Section 2.14 is added to the Code of Regulations of the Corporation to read as follows:

“Section 2.14. Action of Directors in Lieu of Meeting.

Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board of directors or of the committee, as the case may be, and the written consent is filed with the minutes of proceedings of the board of directors or committee.”

CODE OF

REGULATIONS

OF

CITY WIDE AMBULANCE SERVICE, INC.

ARTICLE

ONE Meeting of Shareholders

Section 1.01. Annual Meetings. The annual meeting of the Shareholders for the election of Directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on such day and at such hour as may be fixed from time to time by the Directors.

Section 1.02. Special Meetings. Special meetings of the Shareholders may be held on any date. Calls for Special Meetings shall specify the time, place and object or objects thereof, and no business other than that specified in the call therefor shall be considered at any such meetings.

Section 1.03. Calling of Meetings. Meetings of the Shareholders may be called only by the Chairman of the Board, the President or, in case of the President’s absence, death or disability, the Vice President authorized to exercise the authority of the President, the Secretary, the Directors by action at a meeting, or a majority of the Directors acting without a meeting, or the holders of fifty percent (50%) of all shares outstanding and entitled to vote thereat.

Section 1.04. Place of Meetings. All meetings of Shareholders shall be held at the principal office of the Corporation, unless otherwise provided by action of the Directors. Meetings of Shareholders may be held at any place within or without the State of Ohio.

Section 1.05. Notice of Meetings.

(A) Written notice stating the time, place and purpose of a meeting of the Shareholders shall be given by or at the direction of the President or Secretary, either by personal delivery or by mail not less than seven nor more than sixty days before the date of the meeting, to each Shareholder of record entitled to notice of the meeting. If mailed, such notice shall be addressed to the Shareholder at his address as it appears on the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the Shareholders who are entitled to receive notice of a meeting of Shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of Shareholders who are entitled to receive notice of or to vote at any meeting of Shareholders or for any purpose required or permitted by law.

(B) Following receipt by the President or the Secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the Shareholders, delivered either in person or by registered mail to such Officer by any persons entitled to call a meeting of Shareholders, such Officer shall cause to be given to the Shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such Officer may fix. If such notice is not given within twenty-one days after the receipt of such request by the President or the Secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.

Section 1.06. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of Shareholders may be waived in writing, either before or after the holding of such meeting, by any Shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any Shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice prior to or at the commencement of the meeting shall be deemed to be a waiver by such Shareholder of notice of such meeting.

Section 1.07. Quorum. At any meeting of Shareholders, the holders of a majority in amount of the voting shares of the Corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the Chairman of the Board, the President or the officer of the Corporation acting as Chairman of the meeting, may adjourn such meeting from time to time and, if a quorum is present at such adjourned meeting, any business may be transacted as if the meeting had been held as originally called.

Section 1.08. Votes Required. At all elections of Directors, the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the Shareholders for their vote shall be decided by the vote of a majority in voting power of the shares present in person or by proxy entitled to vote upon such matter or such other proportion of the shares, or of any class of shares, or of each class, as is required by law, the Articles or the Regulations.

Section 1.09. Order of Business. The order of business at any meeting of Shareholders shall be determined by the officer of the Corporation acting as Chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the Corporation present in person or by proxy and entitled to vote at such meeting.

Section 1.10. Voting by Shareholders. At any meeting of the Shareholders, each Shareholder of the Corporation shall, except as otherwise provided by law or by the express terms of such shares, be entitled to one vote either in person or by proxy, for each share of the Corporation registered in his name on the books of the Corporation (1) on the date fixed by the Board of Directors as the record date for the determination of Shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale or other disposition of such share or shares or transfer of the same on the books of the Corporation after the date so fixed, or (2) if no such record date shall have been fixed, then as of the day next preceding the date of the meeting.

Section 1.11. Record Date. The Directors may fix a record date for any lawful purpose, including without limitation, the determination of Shareholders entitled to (1) receive notice of or to vote at any meeting, (2) receive payment of any dividend or distribution, (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (4) participate in the execution of written consents, waivers or releases. Said record date shall not be a date earlier than the date on which it is fixed, and shall not be more than sixty days preceding the date of such meeting, the date fixed for payment of any dividend or distribution, or the date fixed for the receipt or exercise of rights, as the case may be.

Section 1.12. Proxies. At meetings of the Shareholders, any Shareholder of record entitled to vote thereat or to execute consents, waivers and releases may be represented at such meeting or vote thereat, and may execute consents, waivers and releases and exercise any of his other rights by proxy or proxies appointed by an instrument in writing signed by such Shareholder, but such instrument shall be filed with the Secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder.

Section 1.13. Inspectors of Election. In advance of any meeting of Shareholders, the Directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the Officer of the Corporation acting as Chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the Directors in advance of such meeting or, if not so filled, at the meeting by the Officer of the Corporation acting as Chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

ARTICLE TWO

Directors

Section 2.01. Authority and Qualifications. Except where the law, the Articles or the Regulations otherwise provide, all authority of the Corporation shall be exercised by or under the direction of a Board of Directors. Directors need not be Shareholders of the Corporation.

Section 2.02. Number of Directors. The number of Directors may be determined from time to time by the Directors, but the number of Directors shall not be reduced so as to abolish the office of a Director during his term. The number of Directors may also be determined at any meeting of the Shareholders called for the purpose of electing Directors, at which a quorum is present, by the affirmative vote of a majority of the shares that are represented at the meeting and entitled to vote on the proposal. The number of Directors shall be not less than three nor more than fifteen unless all of the shares of the Corporation are owned of record by one or two shareholders, in which event the number of directors may be less than three, but not less than the number of Shareholders. In the event the Directors fail to fix the number of directors, there shall be three. By a vote of a majority of those Directors in office, the Directors may fill any Director’s office that is created by an increase in the number of Directors.

Section 2.03. Term of Office. Except as hereinafter provided, Directors shall be elected to hold office until the next annual meeting of Shareholders and until their successors are elected and qualified.

Section 2.04. Election. At each annual meeting of Shareholders for the election of Directors, the successors to the Directors shall be elected, but if the annual meeting is not held or if one or more of such Directors is not elected thereat, they may be elected at a special meeting called for that purpose.

Section 2.05. Removal.

(A) The Directors may remove any Director if, by order of court, he has been found to be of unsound mind.

(B) All the Directors or any individual Director may be removed from office, without assigning any cause, by the vote of the holders of three-fourths (3/4) of the voting power entitling them to elect Directors in place of those to be removed, provided that unless all the Directors are removed, no individual Director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the Directors, would be sufficient to elect at least one Director. In case of any such removal, a new Director may be elected at the same meeting for the unexpired term of each Director removed.

Section 2.06 Vacancies. A vacancy in the Board of Directors shall exist in the event (1) a Director dies or resigns, (2) a Director is removed by the Board of Directors, (3) a Director is removed by the Shareholders and the Shareholders fail to elect a new Director to fill the unexpired term, (4) the Shareholders fail at any time to elect the whole authorized number of Directors, or (5) the Directors increase the number of Directors. The remaining Directors, though less than a majority of the whole authorized number of Directors, may, by a vote of the majority of their number, fill any vacancy in the Board of Directors for the unexpired term.

Section 2.07. Meetings. The Directors shall hold such meetings as may from time to time be called by the Chairman of the Board, the President or any two Directors. Meetings of Directors shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the Directors may from time to time determine. Meetings of the Directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

Section 2.08. Notice of Meetings. Notice of the time and place of each meeting of Directors for which such notice is required by law, the Articles, the Regulations or the Bylaws shall be given to each of the Directors by any of the following methods:

(1)	In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a Director, as such address appears on the records of the Corporation; or

(2)	By telegraph, cable, radio, wireless or a writing sent or delivered to the residence or usual place of business of a Director as the same appears on the records of the Corporation, not later than two days before the date on which such meeting is to be held; or

(3)	Personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a Director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all Directors need not be uniform. Notice of any meeting of Directors may be given only by the Chairman of the Board, the President or the Secretary or an Assistant Secretary of the Corporation. No such notice need specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of Directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Section 2.09. Waiver of Notice. Notice of any meeting of Directors may be waived in writing, either before or after the holding of such meeting, by any Director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any Director at any meeting of Directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

Section 2.10. Quorum. A majority of the whole authorized number of Directors shall be necessary to constitute a quorum for a meeting of Directors, except that a majority of the Directors in office shall constitute a quorum for filling a vacancy in the Board. The act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Board, except as otherwise provided by law, the Articles or the Regulations.

Section 2.11. Executive Committee. The Directors may create an Executive Committee or any other committee of Directors, to consist of not less than three Directors, and may authorize the delegation to such Executive Committee or other committees of any of the authority of the Directors, however conferred, other than that of filling vacancies among the Directors or in the Executive Committee or in any other committee of the Directors. The Executive Committee or any other committee of Directors shall serve at the pleasure of the Directors, shall act only in the intervals between meetings of the Directors and shall be subject to the control and direction of the Directors. The Executive Committee or other committee of Directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. The Executive Committee and any other committee shall keep records of its proceedings. Any act or authorization of an act by the Executive Committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Directors. No notice of a meeting of the Executive Committee or of any other committee of Directors shall be required. A meeting of the Executive Committee or of any other committee of Directors may be called only by the President or by a member of such Executive or other committee of Directors, and may be held through any communications equipment if all persons participating can hear each other. Participation in a meeting by communications equipment shall constitute presence at such a meeting. An Executive Committee or other committee, once created and appointed, shall continue in office until expressly dissolved, terminated, reorganized or replaced.

Section 2.12. Compensation. The Directors, by the affirmative vote of a majority in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation for any Director or Officer, for services rendered or to be rendered to the Corporation, including, but not limited to the following types of programs: short-term incentives, stock-related long-term incentives, performance-related long-term incentives, deferred compensation plans, disability benefits, death benefits, insurance and other fringe benefits.

Section 2.13. Bylaws. The Directors may adopt, and amend from time to time, Bylaws for their own government, which Bylaws shall not be inconsistent with the law, the Articles or the Regulations.

ARTICLE THREE

Officers

Section 3.01. Officers. The Officers of the Corporation to be elected by the Directors shall be a President, a Secretary, a Treasurer and such other Officers and assistant Officers as the Directors may from time to time elect. A Chairman of the Board, if elected, must be a Director. Officers of the Corporation may be paid such compensation as the Board of Directors may determine. Any two or more offices may be held by the same person, but no Officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the Bylaws to be executed, acknowledged or verified by two or more Officers.

Section 3.02. Tenure of Office. The Officers of the Corporation shall hold office at the pleasure of the Directors. Any Officer of the Corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the Directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.03. Duties. Officers shall have such authority and shall perform such duties as are determined by the Directors.

ARTICLE FOUR

Shares

Section 4.01. Certificates. Certificates evidencing ownership of shares of the Corporation shall be issued to those entitled to them. Each certificate evidencing shares of the Corporation shall bear a distinguishing number, the signatures of the Chairman of the Board, the President or a Vice President, and of the Secretary or an Assistant Secretary (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed), and such recitals as may be required by law.

Section 4.02. Transfers. Where a certificate evidencing a share or shares of the Corporation is presented to the Corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

(1)	An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

(2)	Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the Corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company; and

(3)	All applicable laws relating to the collection of transfer or other taxes have been complied with; and

(4)	The Corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

Section 4.03. Transfer Agents and Registrars. The Directors may appoint one or more agents to transfer or to register shares of the Corporation, or both.

Section 4.04. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the Corporation claims that such certificate has been lost, destroyed or wrongfully taken, the Officers must cause the Corporation to issue a new certificate in place of the original certificate if the owner:

(1)	So requests before the Corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

(2)	Provides the Corporation with an affidavit of lost stock certificate in form satisfactory to the Corporation if the Corporation is willing or if the owner files with the Corporation or its agents any indemnity bond requested by the Corporation, with surety or sureties satisfactory to the Corporation, in such sum as the Officers may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of each such new certificate; and

(3)	Satisfies any other reasonable requirements which may be imposed by the Officers or Directors, in their discretion.

ARTICLE FIVE

Indemnification and Insurance

Section 5.01. General Indemnification. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director of the Corporation, or while a Director of the Corporation is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, and (2) may indemnify or agree to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an Officer, employee or agent of the Corporation, or while an Officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 5.02. Suits By The Coloration. The Corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. No such indemnification shall be made in respect of (1) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (2) any action or suit in which the only liability asserted against a Director is pursuant to Section 1701.95 of the Ohio Revised Code.

Section 5.03. Indemnification for Expenses. To the extent that a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.01 and 5.02, including any action or suit brought against a Director pursuant to Section 1701.95 of the Ohio Revised Code, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the action, suit or proceeding.

Section 5.04. Determination Required. Any indemnification under Sections 5.01 and 5.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, trustee, fiduciary, officer, employee, partner, joint venturer or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.01 and 5.02. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not and are not parties to, or threatened with, such action, suit or proceeding; (2) if such a quorum is not obtainable or if a majority of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; (3) by the Shareholders; or (4) by the court of common pleas or the court in which the action, suit or proceeding was brought. Any determination made by the disinterested Directors or by independent legal counsel under this Section 5.04 shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under Section 5.02, and such person shall have the right, within ten days after receipt of such notification, to petition the court of common pleas or the court in which action or suit was brought to review the reasonableness of such determination.

Section 5.05. Advances for Expenses.

(A) Expenses (including attorney’s fees) incurred by a Director in defending any civil or criminal action, suit or proceeding referred to in Sections 5.01 and 5.02 of this Article Five, except where the only liability asserted against a Director is pursuant to Section 1701.95 of the Ohio Revised Code, shall be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director in which he agrees to (1) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (2) reasonably cooperate with the Corporation concerning the action, suit, or proceeding.

(B) Expenses (including attorney’s fees) incurred by a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent in defending any action, suit, or proceeding referred to in Sections 5.01 and 5.02 of this Article Five, including any action or suit brought against a Director pursuant to Section 1701.95 of the Revised Code, may be paid by the Corporation as they are incurred in advance of the final disposition of the action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, fiduciary, officer, employee, partner, joint venturer or agent to repay such amount, if it is ultimately determined that he is not entitled to be indemnified by the Corporation.

Section 5.06. Article Five Not Exclusive. The indemnification authorized by this Article Five shall not be deemed exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles, common law, the General Corporation Law of the State of Ohio, the Regulations or any agreement, vote of Shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.07. Insurance. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 5.08. Sections 5.01 and 5.02 Not Exclusive. The authority of the Corporation to indemnify persons pursuant to Sections 5.01 and 5.02 of this Article Five does not limit the payment of expenses as they are incurred, indemnification, insurance or other protection that may be provided pursuant to any other Section of this Article Five. Sections 5.01 and 5.02 of this Article Five do not create any obligation to repay or return payments made by the Corporation under any other Section of this Article Five.

Section 5.09. Definition of “the Corporation”. As used in this Article Five, references to “the Corporation” include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article Five with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

ARTICLE SIX

Seal

Section 6.01. Seal Not Required. The Corporation shall not be required to have a seal; provided, however, the Officers may provide a suitable seal. A duplicate seal or seals may be kept and used by any Officers of the Corporation or by any transfer agent of the Corporation’s shares.

ARTICLE SEVEN

Action Without a Meeting

Section 7.01. Action by Shareholders or Directors Without a Meeting. Anything contained in the Regulations to the contrary notwithstanding, any action which may be authorized or taken at a meeting of the Shareholders or of the Directors or of a committee of the Directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the Shareholders who would be entitled to notice of a meeting of the Shareholders held for such purpose, or all the Directors, or all the members of such committee of the Directors, respectively, which writings shall be filed with or entered upon the records of the Corporation.

ARTICLE EIGHT

Amendments to Regulations

Section 8.01. Amendments at a Meeting. The Regulations may be amended, or new Regulations may be adopted, at a meeting of Shareholders held for such purpose, by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or the affirmative vote of the holders of a majority of the voting power of each class or classes of shares of the Corporation entitled to vote on such proposal as a class, provided that such amendment or adoption is recommended for approval by at least three-fourths (3/4) of the Directors of the Corporation. Unless at least three-fourths (3/4) of the Directors of the Corporation recommend the approval of such amendment or adoption, the affirmative vote of holders of shares entitling them to exercise at least three-fourths (3/4) of the voting power of the Corporation on such proposal or of three-fourths (3/4) of the voting power of each class or classes of shares of the Corporation entitled to vote on such proposal as a class shall be required.

Section 8.02. Amendments Without a Meeting. The Regulations may be amended or new Regulations may be adopted without a meeting by the written consent of holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal or by the written consent of the holders of a majority of the voting power of each class or classes of the Corporation entitled to vote on such proposal as a class.